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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement No. 333-3962 on Form S-8, Registration Statement No. 333-3824 on Form S-8, Registration Statement No. 333-3826 on Form S-8 and Registration No. 333-33879 on Form S-8 of our reports dated March 6, 2000 relating to the consolidated financial statements and schedule of Preferred Networks, Inc. and subsidiaries appearing in the Company's annual report on Form 10-K for the year ended December 31, 1999.

                                                          /s/ Grant Thornton LLP

Atlanta, Georgia
March 28, 2000